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                                                                     EXHIBIT 5.1








April 2, 2002



Stelmar Shipping, Ltd.
Status Center, 2A Areos Street
Vouliagmeni 16671 Athens
Greece

                RE: STELMAR SHIPPING LTD.

Ladies and Gentlemen:

         We have acted as counsel to Stelmar Shipping, Ltd., a company organized under the laws of the Republic of Liberia (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "Registration Statement") in respect of the contemplated issuance by the Company of up to $69,000,000 aggregate public offering price of shares of common stock of the Company, par value $.02 per share (the "Common Stock"). The Common Stock is hereafter referred to as the "Securities."

         As such counsel, we have examined such papers, documents and certificates of public officials and certificates of the officers of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expresses.

         In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         This opinion is limited to the laws of the Republic of Liberia. In rendering this opinion, we have relied upon opinions and advice of Liberian counsel rendered in transactions which we consider to be sufficiently similar to those contemplated hereby as to afford a satisfactory basis for such opinions, upon our independent examination of Section 40 of the Liberian General Construction Law (Title 16 of the Liberian Code of Laws of 1956), the Liberian Corporation Law of 1948 (Chapter 1 of Title 4 of the

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Stelmar Shipping Ltd.
April 2, 2002
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Liberian Code of Laws of 1956), including amendments thereto through July, 1973, the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised), including amendments thereto through November 26, 1999, the Liberian Internal Revenue Code (Part II, Chapter 11 of Title 37 of the Liberian Code of Laws Revised, effective July 1, 1977), including amendments thereto through November 19, 1994, each as made available to us by The Liberian International Ship & Corporate Registry, LLC or, prior to December 31, 1999, by Liberian Corporation Services, Inc. or Liberian Services, Inc., as the case may be, and upon our knowledge of the interpretation of analogous laws in the United States of America. In rendering the opinion set forth below, we have assumed that the Liberian laws and regulations examined by us have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Ministry of Foreign Affairs and the Bureau of Maritime Affairs of the Republic of Liberia, as the case may be. Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

         1. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Articles of Amendment of the Articles of Incorporation and By-Laws and when issued and delivered against payment therefor in accordance with the applicable agreement or upon conversion or exchange of any Security that has been duly authorized, issued, paid for and delivered, will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of New York, and this opinion is limited to the law of the State of New York and the Federal law of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion may not, without our prior written consent, be used or relied upon by any person other than the Company.

                                                     Very truly yours,


                                                     SEWARD & KISSEL LLP



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